                                                                    EXHIBIT 99.1


            LETTER TO THE COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                       ENSTAR INCOME PROGRAM II-1, L.P.
                           12405 Powerscourt Drive
                          St. Louis, Missouri 63131







                                March 29, 2002




Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

        Pursuant to temporary note 3T, Enstar Income Program II-1, L.P. has obtained a letter of representation from Arthur Andersen stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen was not relevant to the audit.


                                Very truly yours,

                                ENSTAR COMMUNICATIONS
                                  CORPORATION, General Partner of
                                  Enstar Income Program II-1, L.P.



                                By: /s/   Paul E. Martin
                                  --------------------------------
                                   Name:  Paul E. Martin
                                   Title: Vice President and Corporate
                                          Controller (Principal Financial
                                          Officer and Principal Accounting
                                          Officer)